                                                                       EXHIBIT 2


          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF
         ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR
          TRANSFERRED EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT
        WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT
        AND APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM
          REGISTRATION UNDER SUCH ACT, AND APPLICABLE STATE SECURITIES
       LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144.

                         THE TRANSFER OF THIS WARRANT IS
                         RESTRICTED AS DESCRIBED HEREIN.

                                 PANAVISION INC.
               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE

No. W-1                                                           714,300 Shares

                  THIS CERTIFIES that, for value received, SONY ELECTRONICS INC., a Delaware corporation (the "Holder"), is entitled to subscribe for and purchase from PANAVISION INC., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after July 26, 2000 and before 5:00 P.M. on July 25, 2010 New York time (the "Exercise Period"), 714,300 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at a price per share equal to the Exercise Price (as defined in Section 1(b) below). This Warrant is the warrant (collectively, including any warrants issued upon the exercise or transfer of any such warrants in whole or in part, the "Warrants") issued pursuant to the Stock and Warrant Purchase Agreement, dated July 26, 2000 (the "Purchase Agreement"), by and between the Company and the Holder. As used herein the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. Neither this Warrant nor any shares of Common Stock issued on exercise hereof may be sold or transferred except in accordance with the legend above, except that this Warrant or any such shares may be transferred, in whole or in part, to
(i) one or more affiliates of the Holder; (ii) a successor to the Holder, or any affiliates of such successor; (iii) a purchaser of substantially all of the assets of the Holder; or (iv) by operation of law; and the term the "Holder" as used herein shall include any transferee to whom this Warrant has been transferred in accordance with the above.

                  The number of shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

                  1. (a) Subject to the terms and conditions hereinafter set forth, this Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the form of election attached hereto duly executed) to the Company at its office at 6219 De Soto Avenue, Woodland Hills, California 91367, or at such other place as is designated in writing by the Company, together with, at the option of the Holder, (i) a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised (the "Aggregate Exercise Price"), (ii) the acceptance by the Holder of a number of Warrant Shares equal to the number of Warrant Shares being purchased upon such exercise, less that number of Warrant Shares having an aggregate Current Market Price (as defined in Section 5(d)) equal to the Aggregate Exercise Price, or (iii) any combination of the foregoing.

                  (b) For purposes of this Warrant, the term "Exercise Price" shall mean $17.50; provided, however, that, in the event that the Company's 2000 EBITDA (as defined below) is less than sixty-nine million dollars ($69,000,000), then the "Exercise Price" as of the time of the filing of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "2000 Form 10-K") with the Securities and Exchange Commission shall equal the Exercise Price that would have been effect at the time of filing of the 2000 Form 10-K had the Exercise Price as of the date of the issuance of this Warrant been $15.50. In the event that this Warrant has been exercised in whole or in part prior to the time of filing of the 2000 Form 10-K, then the adjustments contemplated by this Section 1(b) shall not apply with respect to the Warrant (or any portion thereof) exercised prior to such time of filing. For purposes of this Section 1(b), the term "2000 EBITDA" shall mean the EBITDA (as reported in the Company's Selected Financial Data table contained in the 2000 Form 10-K) of the Company and its consolidated subsidiaries for the twelve months ended December 31, 2000; provided, however, that (i) EBITDA shall be calculated in manner that is consistent with the manner of calculation set forth in the Selected Financial Data table in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and (ii) the financial statements of the Company from which the individual items used to calculate 2000 EBITDA shall have been prepared in accordance with generally accepted accounting principles, consistently applied.

                  2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

                  3. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act").

                  4. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

                  5. (a) In case the Company shall at any time after the date the Warrants were first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock into a greater number of shares, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to receive such dividend or to participate in such subdivision, contribution or reclassification or, if no record date is selected or the fixing of a record date is inapplicable, immediately prior to the effective time of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder of any Warrants exercised after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur and shall take effect at the close of business on the aforementioned record date or at the aforementioned effective time, as the case may be. In the event that after fixing any such record date any such dividend or other transaction is not effected, the Exercise Price and the number of Warrant Shares shall be readjusted to the Exercise Price and the number of Warrant Shares which would then have been in effect if such record date had not been fixed.

                  (b) (i) (x) In case the Company shall fix a record date with respect to the issuance of or, if no record date is selected or if the selection of a record date is inapplicable, in the case the Company shall issue, in either such case, shares of Common Stock or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for Common Stock, or rights, options, or warrants to subscribe for or purchase such convertible or exchangeable securities, but excluding (A) rights issued pursuant to a shareholder rights plan, and (B) shares, rights, options, warrants, or convertible or exchangeable securities issued or issuable in any of the transactions with respect to which an adjustment of the Exercise Price is provided pursuant to Section 5(a) above,

                          (y) at a price per share lower than the Current Market
Price immediately prior to such issuance (such per share price determined, in the case of such rights, options, warrants, or convertible or exchangeable securities, by dividing (A) the aggregate consideration received by the Company for the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, by (B) the maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities),

                          (z) then the Exercise Price shall be adjusted by
multiplying the Exercise Price in effect immediately prior to such issuance by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Company for such sale and issuance would purchase at such Current Market Price, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such issuance plus the number of additional shares of Common Stock issued and outstanding pursuant to such issuance.

                 (ii)    For the purposes of the foregoing:

                          (x) the "maximum number of shares of Common Stock
covered by such rights, options, warrants, or convertible or exchangeable securities" (or words of similar import) shall equal the aggregate number of shares of Common Stock holders of such rights, options, warrants, or convertible or exchangeable securities are initially entitled to receive upon their exercise (without regard to any provision contained therein for subsequent adjustment of such amount to protect against dilution or otherwise),

                          (y) the "number of additional shares of Common Stock
issued and outstanding pursuant to the issuance of rights, options, warrants, or convertible or exchangeable securities" (or words of similar import) shall equal the aggregate number of shares of Common Stock holders of such rights, options, warrants, or convertible or exchangeable securities are initially entitled to receive upon exercise (without regard to any provision contained therein for subsequent adjustment of such amount to protect against dilution or otherwise), and

                          (z) the "aggregate consideration received by the
Company for the sale and issuance of rights, options, warrants, or convertible or exchangeable securities" (or words of similar import) shall equal the aggregate consideration received or receivable by the Company upon the issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration or premiums stated in such rights, options, warrants, or convertible or exchangeable securities to be paid upon the exercise, conversion or exchange thereof for the shares of Common Stock covered thereby (without regard to any provision contained therein for subsequent adjustment of such amount to protect against dilution or otherwise).

                 (iii) No further adjustment of the Exercise Price shall be made to account for any actual issuance of shares of Common Stock on exercise of such rights, options, or warrants or on conversion or exchange of such convertible or exchangeable securities.


                 (iv) In case the Company shall issue shares of Common Stock or any such rights, options, warrants, or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the "price per share" and the "consideration received by the Company" for purposes of this Section 5(b) shall be as determined in good faith by the board of directors of the Company. Shares of Common Stock owned by the Company or held for the account of the Company or held by any majority-owned subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation.

                 (v) Any such adjustment pursuant to this Section 5(b) shall become effective (i) in the case where a record date has been selected for the determination of stockholders entitled to participate in an issuance contemplated by Section 5(b)(i)(x) hereof, at the close of business on such record date, or (ii) in the case where no record date has been selected or where the selection of a record date is inapplicable with respect to an issuance contemplated by Section 5(b)(i)(x) hereof, upon such issuance. In the event that after fixing a record date such rights, options, warrants, or convertible or exchangeable securities are not so issued, the Exercise Price and the number of Warrant Shares shall be readjusted to the Exercise Price and number of Warrant Shares which would then have been in effect if such record date had not been fixed.

           (c) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (other than cash dividends paid in the ordinary course of business or distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the Exercise Price is provided pursuant to Section 5(b) hereof), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to receive such distribution by a fraction, (A) the numerator of which shall be the Current Market Price determined as of such record date, less the fair market value (as determined in good faith by the board of directors of the Company) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, applicable to one share, and (B) the denominator of which shall be such Current Market Price. Such adjustment shall be made whenever any such distribution is made, and shall become effective at the close of business on the aforementioned record date.

           (d) As used in this Warrant, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days commencing 25 trading days immediately preceding the date in question; provided, however, that, for purposes of Section 1(a)(ii) hereof, the "Current Market Price" of a Warrant Share shall be deemed to be the closing price of a share of Common Stock as of the date immediately preceding the date upon which the Warrant is delivered to the Company for exercise. The closing price for any day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange (including, for purposes hereof, Nasdaq) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by Nasdaq or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

           (e) No adjustment in the Exercise Price shall be required as a result of the issuance of: (i) any options or rights, or any shares of Common Stock issuable upon the exercise of options or rights, issued pursuant to the Company's 1999 Stock Option Plan; (ii) any rights, options, warrants, or other convertible or exchangeable securities issued under any other employment benefit plans adopted by the Board of Directors of the Company (but only to the extent that the aggregate number of rights, options, warrants and other convertible and exchangeable securities excluded by this clause (ii) and issued after July 26, 2000 shall not exceed the right to receive more than five percent (5%) of the outstanding Common Stock as of July 26, 2000); or (iii) Common Stock upon exercise of the Warrant.

           (f) No adjustment in the Exercise Price shall be required if such adjustment is less than $.01; provided, however, that any adjustments which by reason of this Section 5(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 5 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

           (g) In any case in which this Section 5 shall require that an adjustment in the Exercise Price be made effective as of the close of business on a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant as of or after the close of business on such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

           (h) Upon each adjustment of the Exercise Price as a result of the calculations made in Sections 5(b) or 5(c) hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares
(calculated to the nearest thousandth) obtained by dividing (A) the product obtained by multiplying (i) the number of shares purchasable upon exercise of this Warrant prior to adjustment of the Exercise Price by (ii) the Exercise Price in effect prior to adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

           (i) On the expiration, cancellation, retirement or termination of any rights, options, warrants or convertible or exchangeable securities described in Sections 5(b) or 5(c), the Exercise Price and the number of Warrant Shares (but only with respect to Warrants exercised after such expiration, cancellation, retirement or termination which, for purposes of this Section 5(i), shall be deemed to include the portion of those Warrants which have been exercised and in respect of which a due bill or other instrument has been delivered to the Holder in accordance with Section 5(g) hereof) shall be readjusted at the time of such expiration, cancellation, retirement or termination to the Exercise Price and the number of Warrant Shares that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights, options, warrants, or convertible or exchangeable securities.

           (j) Whenever there shall be an adjustment as provided in this Section 5, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof.

           (k) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Exercise Price on the date of exercise of this Warrant.

           (l) No adjustment in the Exercise Price or the number of Warrant Shares purchasable upon the exercise of each Warrant need be made (i) under
Section 5(b) or 5(c) if the Company issues or distributes to each Holder of Warrants the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or other assets referred to in those Sections which each Holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto or (ii) for any change in the par value of the Common Stock.

           (m) If any single action would require adjustment of the Exercise Price or the number of Warrant Shares purchasable upon the exercise of each Warrant pursuant to more than one provision of this Warrant, only one adjustment shall be made.

           6. (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of all or substantially all of the assets of the Company, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance and
(ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

           (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (including (i) any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock and (ii) any change in the Common Stock into two or more classes or series of shares) in respect of which an adjustment has not been provided for under Section 5(a), the Holder shall have the right to receive upon exercise of this Warrant following the consummation of any such reclassification or change solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof which would have been receivable upon such reclassification or change by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification or change. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

           (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

           7. In case at any time the Company shall propose

           (a) to pay any dividend (other than cash dividends paid in the ordinary course of business) or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution to all holders of Common Stock; or

           (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities (other than pursuant to: (i) the Company's 1999 Stock Option Plan; or (ii) other employee benefit plans of the Company, but only to the extent that no adjustment to the Exercise Price is required pursuant to Section 5(e) hereof); or

           (c) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 6; or

           (d) to effect any liquidation, dissolution, or winding-up of the Company; or

           (e) to take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding up, or (iii) the date of such action which would require an adjustment to the Exercise Price. Failure to mail the notice or any defect therein shall not affect the validity of the transaction requiring the mailing of such notice.

           8. The issuance of any shares of Common Stock or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, in each case to the registered holder of the Warrants, shall be effected by the Company without the Company imposing any of charges upon such registered holder. Notwithstanding anything to the contrary herein, the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer of any Warrants or Warrant Shares to a person or entity other than that of the registered holder of such Warrant or Warrant Shares, and the Company shall not be required to issue or deliver such Warrants or Warrant Shares to any person or entity other than that of the registered holder unless or until such other person or entity requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable under law.

           9. Upon issuance, the Warrant Shares may not be transferred without registration under the Securities Act and applicable state securities laws unless counsel to the Holder (which is reasonably acceptable to the Company) shall advise the Company in writing that such transfer may be effected without such registration. Each certificate representing any of the Warrant Shares shall bear legends in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, AND APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144.

The Company shall remove or cause its registrar and transfer agent to remove such legend at the time such Warrant Shares are transferred pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act.

           10. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated) and an indemnity from the Holder, and upon reimbursement of the Company's reasonable incidental expenses by the Holder, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

           11. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity. Without limiting the immediately preceding sentence, the Holder of any Warrant shall be given notices of meetings of the stockholders of the Company at the same time as such notice is given to such stockholders.

           12. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or sent by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given, if sent to the Company, at: 6219 De Soto Avenue, Woodland Hills, California 91367, Attention: The Chairman or the President; or if sent to the Holder, at the Holder's address as it shall appear on the Warrant Register; or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 12. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 12 shall be deemed given at the time of receipt thereof.

           13. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its permitted successors and assigns.

           14. This Warrant shall be construed in accordance with the laws of the State of Delaware applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

           15. The Company and, by its acceptance of the benefits of this Warrant, the holder of this Warrant agree that they shall not commence any legal proceeding or action against the other under this Warrant unless and until they have attempted in good faith to settle the underlying dispute through negotiation or mediation for a period of not less than 30 days. The Company and, by its acceptance of the benefits of this Warrant, the holder of this Warrant irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court will not accept jurisdiction, the Supreme Court of the State of New York, New York County or any court of competent civil jurisdiction sitting in New York County, New York. In any action, suit or other proceeding, the Company and, by its acceptance of the benefits of this Warrant, the holder of this Warrant irrevocably and unconditionally waive and agree not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. The Company and, by its acceptance of the benefits of this Warrant, the holder of this Warrant also agree that any final and unappealable judgment against either of them in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

           16. THE COMPANY AND, BY ITS ACCEPTANCE OF THE BENEFITS OF THIS WARRANT, THE HOLDER OF THIS WARRANT IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

           17. Each of the Company and, by its acceptance of the benefits under this Warrant, the Holder agree that in the event of any action with respect to the terms and provisions of this Warrant, if the Holder prevails in such action then the Holder shall be entitled to recovery of its attorney's fees from the Company, and if the Company prevails in such action the Company shall be entitled to recovery of its attorney's fees from the Holder(s) party to such actions.

           IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer under its corporate seal and attested by its Secretary on the day and year first written below.

Dated:  July 26, 2000

                                           PANAVISION INC.


                                           By:  /s/ John Farrand
                                                --------------------------------
                                                Name: John Farrand
                                                Title: President and Chief
                                                         Executive Officer

[Seal]
ATTEST:


/s/ Glenn Dickes
------------------------
Secretary

                               FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the attached Warrant and such transfer is permissible under the terms of the attached Warrant.)

                  FOR VALUE RECEIVED, _____________________________ hereby
sells, assigns, and transfers unto __________________ a Warrant to purchase __________ shares of Common Stock, par value $.01 per share, of Panavision Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint __________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: ______________

                     Signature_____________________________





                                     NOTICE

                  The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

 To:     Panavision Inc.
         ______________________
         ______________________


                              ELECTION TO EXERCISE

                  The undersigned hereby irrevocably exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $_________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

          ------------------------------------------------------------

          ------------------------------------------------------------

          ------------------------------------------------------------
                    (Print Name, Address and Social Security
                          or Tax Identification Number)


and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated: _______________                          Name________________________
                                                           (Print)

Address:__________________________________________________


                                                     ___________________________
                                                             (Signature)


                  The above signature must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.